Exhibit 10.2

NOTICE OF GRANT FOR [•] RESTRICTED STOCK UNIT AWARD

As a director of Regions Financial Corporation and Regions Bank, you are entitled to an annual equity retainer for [•] in the form of [•] Restricted Stock Units. The Restricted Stock Units are granted under the Regions Financial Corporation 2025 Long Term Incentive Plan and are subject to the terms and conditions of the Plan and the attached Award Agreement. Each Restricted Stock Unit represents the right to receive one share of Common Stock of Regions Financial Corporation on the vesting date. The details of your Award are specified below and further in the Award Agreement.

Granted To:    [•]

Grant Date:    [•]

Number of
Restricted Stock Units Granted:    [•]
Price Per Unit on Grant Date:    $[•]
Vesting Date:    The date of the [•] Annual Shareholder Meeting

____________________________________________________________________________________________

By your signature below, you agree that this Award of Restricted Stock Units is granted under the Regions Financial Corporation 2025 Long Term Incentive Plan and governed by the terms and conditions of the Regions Financial Corporation 2025 Long Term Incentive Plan, the Award Agreement, and this Notice of Grant.

Exhibit 10.2

PERSONAL & CONFIDENTIAL

RESTRICTED STOCK UNIT AWARD AGREEMENT GRANTED UNDER THE
REGIONS FINANCIAL CORPORATION 2025 LONG TERM INCENTIVE PLAN

[•]

____________________________________________________________________________________________
You have been granted an award of Restricted Stock Units (the “Award”) under the Regions Financial Corporation 2025 Long Term Incentive Plan (the “Plan”), the terms and conditions of which are incorporated in this Award Agreement by reference. This Award is made pursuant to a uniform plan of compensation for non-employee directors of Regions. This Award Agreement, the Notice of Grant, and the Plan set forth the terms and conditions of your Award. Capitalized terms not defined in this Award Agreement are references to defined terms in the Plan. In the event of any conflict or inconsistency among the provisions of this Award Agreement, the Notice of Grant, or the Plan, the terms and conditions of this Award Agreement will control.

During the vesting period, the Restricted Stock Units will be accounted for by Regions in a bookkeeping account. Any ordinary cash dividends that would have been paid upon shares of Stock underlying the Restricted Stock Units will be accumulated and reinvested in additional Restricted Stock Units. Since this Award constitutes a grant of Restricted Stock Units, there are no voting rights applicable to this Award.

On the Vesting Date, assuming you are an active member of the Board, the Restricted Stock Units will vest and be released to you in the form of shares of Stock as soon as practicable and in any event within sixty (60) days following such date. The Stock will be subject to ordinary income tax based on the value of the shares on the date the Restricted Stock Units are released. However, if you timely elected to defer the receipt of any Restricted Stock Units under the Regions Financial Corporation Directors’ Deferred Restricted Stock Unit Plan, the Restricted Stock Units will not be subject to tax at the end of the vesting period, but rather at the end of the deferral period, the Restricted Stock Units will be paid to you in shares of Stock and at that time subject to ordinary income tax based on the value of the shares on the date they are released.
If during the vesting period, your service on the Board ceases due to death or Disability, the Restricted Stock Units will be deemed to have vested and shares of Stock equivalent to the number of Restricted Stock Units will be issued to you, or your estate in the event of your death, as soon as practicable and in any event within sixty (60) days following such date. If during the vesting period, a Change in Control occurs and your service on the Board ceases without Cause within the twelve (12) month period following the Change in Control, to the extent the vesting period has not yet expired, the Restricted Stock Units will be deemed to have vested and shares of Stock equivalent to the number of Restricted Stock Units will be issued to you as soon as practicable and in any event within sixty (60) days following such date. If during the vesting period, your service on the Board ceases for any other reason than the foregoing, the Restricted Stock Units will be forfeited as of the date your service ceases.
Additional information concerning your Award of Restricted Stock Units, including copies of the Plan and its prospectus, is available online through Shareworks at www.shareworks.com.

Exhibit 10.2

Notwithstanding anything in this Award Agreement, the Notice of Grant, or the Plan, to the contrary, in no event will this Award or the Restricted Stock Units or Dividend Equivalents vest, settle, be paid, or accrue, if any such vesting, settlement, payment, or accrual would be in violation of Applicable Law.

By signing the Notice of Grant, you acknowledge and agree that you accept this Award on the terms and conditions set forth in this Award Agreement, the Notice of Grant, and the Plan, and you further acknowledge and agree as follows: (1) this Award Agreement, the Notice of Grant, and the Plan set forth the entire agreement and understanding between you and Regions relating to the subject matter herein and supersede and replace all prior agreements and understandings with respect to such subject matter; (2) you and Regions have made no agreements, representations, or warranties relating to the subject matter of this Award Agreement that are not set forth herein; (3) no provision of this Award Agreement or the Notice of Grant may be amended, modified, or waived unless any such amendment, modification, or waiver is authorized by the Committee and is agreed to in writing by an authorized officer of Regions; and (4) this Award Agreement is binding on Regions and its successors and assigns.